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                                                                  EXHIBIT 23.2


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74513) pertaining to the FlashNet Communications, Inc. 1997 Stock Incentive Plan and Employee Stock Discount Purchase Plan of our report dated March 3, 2000, with respect to the 1999 consolidated financial statements of FlashNet Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                              /s/ Ernst & Young LLP

Fort Worth, Texas
March 27, 2000